EXHIBIT 99.1

NEWS FROM

For more information contact:	For media inquiries:
Patricia K. Moore Director, Investor Relations ESCO Technologies Inc. (314) 213-7277	David P. Garino (314) 982-0551

ESCO MANAGEMENT WILL PRESENT
AT BAIRD INDUSTRIAL TECHNOLOGY CONFERENCE

     St. Louis, MO, November 11, 2002 — ESCO Technologies Inc. (NYSE: ESE) announced that Victor L. Richey, Jr., Chief Executive Officer, will make a Company presentation November 12, 2002 at the Baird Industrial Technology Conference in Chicago.

     The presentation will highlight the Company’s operations and address ESCO’s strategy for achieving its sales and earnings growth targets. Visuals presented will be available on the Company’s website at www.escotechnologies.com (click on Investor Relations/Baird Presentation) concurrent with the presentation at 11:10 a.m. CST on November 12, 2002.

     ESCO, headquartered in St. Louis, is a leading supplier of engineered filtration products to the process, health care and transportation markets worldwide. In addition, the Company is the industry leader in RF shielding and EMC test products and also markets proprietary, special purpose communications systems.